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                                                                     EXHIBIT 10E

                        INTELLECTUAL PROPERTY AGREEMENT

    This Intellectual Property Agreement, dated this       day of             ,
1997, is entered into by and between Western Atlas Inc., a Delaware corporation ("WESTERN"), and UNOVA, Inc., a Delaware corporation ("UNOVA").

    WHEREAS, WESTERN proposes the distribution (the "Distribution") to its shareholders in a tax-free spin-off of UNOVA which will own WESTERN's industrial automation systems business, consisting of the automated data collection and mobile computing businesses operated by Intermec Corporation, Norand Corporation and United Barcode Industries and the integrated manufacturing systems, body welding and assembly systems and precision grinding and abrasive systems businesses operated by various WESTERN divisions (collectively, the "UNOVA Businesses");

    WHEREAS, WESTERN will retain its oilfield information services businesses (the "Western Businesses");

    WHEREAS, WESTERN and UNOVA each desire to allocate intellectual property to the business which is using or holding for use the intellectual property;

    WHEREAS, WESTERN became a publicly traded company as a result of a tax-free spin-off from Litton Industries, Inc., a Delaware corporation ("Litton"), on March 17, 1994;

    NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, receipt of which is hereby acknowledged, WESTERN and UNOVA agree as follows:

    1. Definition:

    "Intellectual Property" is defined to mean patents, patent applications, trademarks, service marks, trade names, copyrights, registrations and applications for registration of trademarks, service marks, trade names and copyrights, software, mask works, trade secrets and technical information and licenses relating thereto.

    2. Patents:

    WESTERN does hereby sell, assign, transfer and convey unto UNOVA, its successors and assigns, the entire right, title and interest in and to the patents and patent applications set forth in Attachment A.1 including any divisions, continuations or continuations-in-part thereof, and any re-examinations or re-issues thereof, not only for, to and in the United States of America, its territories and possessions, but for, to and in all countries foreign thereto, together with the right to recover for past infringement.

    3. Trademarks:

    3.1 WESTERN does hereby sell, assign, transfer, and convey unto UNOVA, its successors and assigns, the entire right, title and interest in and to the trademark or service mark registrations and applications for registrations set forth in Attachment B.1 including the right to recover for past infringement of said trademarks and service marks and the good will of the business in connection with which said trademarks and service marks are used and which is symbolized thereby.

    3.2 UNOVA has adopted and begun to use the name "UNOVA" as a trade name, trademark and service mark. WESTERN is currently the owner of trademark, service mark and/or trade name applications for registration and/or reservations of "UNOVA" in the United States of America, several States within the United States of America and countries foreign thereto. WESTERN does hereby sell, assign, transfer, and convey unto UNOVA, its successors and assigns, the entire right, title and interest in and to such "UNOVA" trademark, service mark, and/or trade name applications and reservations, including the right to recover for past infringement of said marks and the good will in the business in connection with which said marks are used and which is symbolized thereby.

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    3.3 WESTERN shall retain ownership in the corporate name, trademark and service mark "WESTERN ATLAS," including the trademark and service mark applications for registration and registrations of "WESTERN ATLAS" in the United States of America and countries foreign thereto listed in Attachment B.5 whose files shall be transferred from the present corporate headquarters of WESTERN to the Houston Texas, offices of WESTERN upon the Distribution.

    4. Assistance:

    4.1 The distribution on March 17, 1994, by Litton, which resulted in the tax-free spin-off of WESTERN, included that certain Intellectual Property Agreement, Annex C of the Distribution Agreement, under which Litton was to sell, assign, transfer and convey unto WESTERN certain patents and trademarks. Some of those certain patents may still be assigned of record to Litton and/or its subsidiaries (or a predecessor in interest to Litton and/or its subsidiaries). Attachments A.2, A.3 and A.4 hereto list, respectively, patents owned by Litton Industrial Automation Systems, Inc. (LIAS)(which changed its name to WESTERN); Litton Industrial Products, Inc. (LIPI); and Pratt & Whitney
(PW). Some of those certain trademarks may still be assigned of record to Litton and/or its subsidiaries. Attachments B.2, B.3 and B.4 hereto list, respectively, trademarks owned by Litton Industries, Inc. (LII); Litton Industrial Automation Systems, Inc. (LIAS); and Litton Industrial Products, Inc. (LIPI). WESTERN, if requested, will execute documents as reasonably requested by UNOVA, and without expense to WESTERN, to obtain the sale, assignment, transfer and conveyance unto UNOVA, its successors and assigns of the entire right, title and interest in and to the patents and trademarks set forth in Attachments A.2, A.3, A.4, B.2, B.3 and B.4 hereto.

    5. Other Intellectual Property:

    The ownership of Intellectual Property not specifically referred to in Sections 2, 3, 4 and 6 of this Intellectual Property Agreement shall be as follows:

    5.1 Intellectual Property owned by each incorporated subsidiary owned in whole or in part, directly or indirectly, by WESTERN or UNOVA will continue to be owned by each such subsidiary.

    5.2 Intellectual Property which is used or held for use by a division or other unit of WESTERN in the Western Businesses, including Intellectual Property from discontinued operations of the oilfield information services business, shall continue to be owned by WESTERN.

    5.3 Intellectual Property which is used or held for use by a division or other unit of WESTERN in the UNOVA Businesses, including Intellectual Property from discontinued operations of the UNOVA Businesses, shall be owned by, and all WESTERN's right, title and interest is hereby assigned by WESTERN to, UNOVA.

    5.4 Intellectual Property used jointly by the Western Businesses and the UNOVA Businesses listed in Attachment C hereto shall be retained by WESTERN.

    5.5 Copyrights, software, software services and licenses and agreements relating thereto, presently owned by WESTERN, including e-mail, which have been used at the corporate headquarters of WESTERN and which relate to or are utilized primarily or exclusively by the Western Businesses shall remain the property of WESTERN. Copyrights, software, software services and licenses and agreements relating thereto, presently owned by WESTERN, including e-mail, which have been used at the corporate headquarters of WESTERN, and which relate to or are utilized primarily or exclusively by the UNOVA Businesses shall become the property of UNOVA, to the extent the same may be transferred to UNOVA. If requested, WESTERN will assist with the assignment to UNOVA of any transferable right, title and interest of WESTERN in such copyrights, software, software services and related licenses and agreements which relate to or are utilized primarily or exclusively by the UNOVA Businesses. Copyrights, software, software services and licenses and agreements relating thereto, presently owned by WESTERN, including e-mail, which have been used at the corporate headquarters of WESTERN and which relate to or are utilized by both the Western Businesses and the UNOVA Businesses and not primarily by the Western Businesses shall become the property of UNOVA, to the extent the same may be transferred to UNOVA;

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provided, however, that UNOVA will cooperate with and, if requested, assist
WESTERN to obtain similar copyrights, software, software services and licenses and agreements relating thereto.

    6. Licenses:

    6.1 In no event shall UNOVA, or any direct or indirect subsidiary or division of UNOVA have any interest in or rights under the non-exclusive license granted to Litton under the Amalgamation Agreement dated April 30, 1987 (including Section ll.9(b), Exhibit M and Schedule M(b)), among Litton Industries, Inc. Research Holdings, Inc., a successor-in-interest to Western Geophysical Company of America, of the first part, Dresser Industries, Inc., of the second part, and Western Atlas International, Inc., of the third part, and the Letter Agreement dated June 10, 1993 among Litton Industries, Inc., Western Atlas Inc. and Western Atlas International, Inc. ("Non-Exclusive License"). The foregoing notwithstanding, WESTERN will cause its subsidiary, Western Atlas International, Inc. (WAII), to enter into a license agreement with the UNOVA subsidiary, Intermec Technologies Corporation (Intermec), granting to Intermec a non-exclusive, nontransferable license under WAII's GPS patents in a specified field of use under such terms as are mutually agreeable to Intermec and WAII at a royalty rate not to exceed five percent (5%), it being understood that this more favorable royalty rate is being made available to Intermec as company currently under common ownership with WAII.

    6.2 Promptly following the Distribution Date (as defined in the Distribution and Indemnity Agreement), UNOVA shall cause all UNOVA subsidiaries with names that include the words "Western Atlas" or derivations thereof to change their corporate names to names that do not include such words or derivations. WESTERN grants to UNOVA and the UNOVA subsidiaries the right to leave the Western Atlas name on all buildings, vehicles, inventory and supplies owned by UNOVA or the UNOVA subsidiaries in the form it appears thereon on the Distribution Date, until the sooner of the date on which all inventory and supplies existing on the Distribution Date have been consumed or sold or six months following the Distribution Date; provided, however, that UNOVA shall indemnify WESTERN for any loss incurred by WESTERN in connection with such use by UNOVA and the UNOVA subsidiaries. Nothing in this Section 6.2 shall be construed to grant to UNOVA or the UNOVA subsidiaries any rights whatsoever in the Western Atlas name.

    WESTERN and UNOVA shall, and shall require their subsidiaries to, take such actions and execute such documents as required to carry out and complete the transfer of Intellectual Property contemplated under this Agreement. After the Distribution should a patent or patent application, or a trademark registration or application for registration of a trademark be discovered which is assigned directly to WESTERN, and which is a part of the UNOVA Businesses, WESTERN will assign such patent, patent application, trademark registration or application for registration of a trademark to UNOVA.

    IN WITNESS WHEREOF, the parties hereto affix their respective hands as of the date indicated above.

                                          WESTERN ATLAS INC.
                                          By:___________________________________
                                          ______________________________________
                                          (Print Name)
                                          ______________________________________
                                          (Print Title)
                                          UNOVA, INC.
                                          By:___________________________________
                                          ______________________________________
                                          (Print Name)
                                          ______________________________________
                                          (Print Title)

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